Exhibit 21.1
INGRAM MICRO INC.,
A Delaware Corporation
Global Subsidiaries as of January 2, 2010

	Name of Subsidiary	Jurisdiction
1.	AVAD LLC	Delaware
2.	DBL Distributing LLC	Delaware
3.	VPN Dynamics, Inc.	Delaware
4.	CD Access Inc.	Iowa
5.	IMI Washington Inc.	Delaware
6.	Ingram Funding Inc.	Delaware
7.	Ingram Micro CLBT Inc.	Delaware
8.	Ingram Micro Delaware Inc.	Delaware
9.	Ingram Micro CLBT	Pennsylvania
10.	Ingram Micro L.P.	Tennessee
11.	Ingram Micro Texas L.P.	Texas
12.	Ingram Micro Inc.	Ontario, Canada
13.	AVAD Canada Ltd.	Canada
14.	Ingram Micro Holdco Inc.	Ontario, Canada
15.	Ingram Micro LP	Ontario, Canada
16.	Ingram Micro Logistics LP	Ontario, Canada
17.	Ingram Micro Japan Inc.	Delaware
18.	Ingram Micro Singapore Inc.	California
19.	Ingram Micro Taiwan Inc.	Delaware
20.	Ingram Micro Texas LLC	Delaware
21.	Intelligent Express, Inc.	Pennsylvania
22.	RND, Inc.	Colorado
23.	Computek Enterprises (U.S.A.) Inc.	Florida
24.	Ingram Export Company Ltd.	Barbados
25.	Ingram Micro Compañia de Servicios, S.A. de C.V.	Mexico
26.	Ingram Micro Latin America & Caribbean Inc.	Delaware
27.	Ingram Micro Chile, S.A.	Chile
28.	Ingram Micro Peru, S.A.	Peru
29.	Ingram Micro Latin America	Cayman Islands
30.	Ingram Micro Argentina, S.A.	Argentina
31.	Ingram Micro Brasil Ltda.	Brazil
32.	Ingram Micro Tecnologia E Informatica Ltda	Brazil
33.	Ingram Micro Caribbean	Cayman Islands
34.	Ingram Micro Logistics Inc.	Cayman Islands
35.	CIM Ventures Inc.	Cayman Islands
36.	Ingram Micro Mexico, S.A. de C.V.	Mexico
37.	Export Services Inc.	California
38.	Securematics, Inc.	California
39.	Ingram Micro SB Holdings Inc.	Cayman Islands
40.	Ingram Micro SB Inc.	California

INGRAM MICRO INC.,
A Delaware Corporation
Global Subsidiaries as of January 2, 2010

	Name of Subsidiary	Jurisdiction
41.	Ingram Micro Management Company	USA (California)
42.	Ingram Micro Atlantic Holding Inc.	Cayman Islands
43.	Ingram Micro North Atlantic Holding Inc.	Cayman Islands
44.	Ingram Micro International Inc.	Cayman Islands
45.	Ingram Micro Europe Treasury LLC	USA (Delaware)
46.	Ingram Micro Luxembourg Sarl	Luxembourg
47.	Ingram Micro SAS	France
48.	Ingram Micro GmbH	Switzerland
49.	Ingram Micro Holding GmbH	Germany
50.	Ingram Micro Pan Europe GmbH	Germany
51.	Ingram Micro Distribution GmbH	Germany
52.	Intertrade AF Austria GmbH	Austria
53.	Ingram Micro Israel Ltd	Israel
54.	Ingram Micro Europe GmbH	Germany
55.	Ingram Macrotron GmbH	Germany
56.	Ingram Micro Administration GmbH	Germany
57.	Macrotron Process Technologies GmbH	Germany
58.	Eurequat Portugal SARL	Portugal
59.	Ingram Micro Europe BVBA	Belgium
60.	Ingram Micro BVBA	Belgium
61.	Ingram Micro GmbH	Austria
62.	Vapriva BVBA	Belgium
63.	Handelsmaatschappij voor Computers BVBA	Belgium
64.	Ingram Micro Magyarorszag Kft	Hungary
65.	Ingram Micro BV	Netherlands
66.	Ingram Micro (Pty) Ltd	South Africa
67.	Bright Creative Communications BV	Netherlands
68.	Ingram Micro SL	Spain
69.	Eurequat Espana SL	Spain
70.	Ingram Micro Holdings Ltd	UK
71.	Ingram Micro (UK) Ltd	UK
72.	Ingram Micro Coordination Center BVBA	Belgium
73.	Ingram Micro Nordic Holding BVBA	Belgium
74.	Ingram Micro ApS	Denmark
75.	Ingram Micro AB	Sweden
76.	Ingram Micro AS	Norway
77.	Ingram Micro Srl	Italy
78.	Ingram Micro Oy	Finland

INGRAM MICRO INC.,
A Delaware Corporation
Global Subsidiaries as of January 2, 2010

	Name of Subsidiary	Jurisdiction
79.	Ingram Micro (Thailand) Ltd	Thailand
80.	Ingram Micro Asia Holdings Inc.	California
81.	Ingram Micro Asia Pacific Pte. Ltd	Singapore
82.	Ingram Micro New Zealand Holdings	New Zealand
83.	Tech Pacific Holdings (NZ) Limited	New Zealand
84.	Ingram Micro (NZ) Limited	New Zealand
85.	Ingram Micro Asia Ltd.	Singapore
86.	Megawave Pte Ltd	Singapore
87.	Ingram Micro Singapore (Indo-China) Pte Ltd	Singapore
88.	Ingram Micro Singapore (South Asia) Pte Ltd	Singapore
89.	Ingram Micro Semiconductor Asia Pte. Ltd.	Singapore
90.	ERIM Sdn Bhd	Malaysia
91.	Ingram Micro Malaysia Sdn Bhd	Malaysia
92.	Ingram Micro Holding (Thailand) Ltd	Thailand
93.	Ingram Micro Hong Kong (Holding) Ltd	Hong Kong
94.	Chinam Electronics Limited	Hong Kong
95.	Ingram Micro (China) Ltd	Hong Kong
96.	Ingram Micro (China) Holding & Commercial Co. Ltd.	China
97.	Ingram Micro International Trading (Shanghai) Co., Ltd	China
98.	Tech Pacific (N.Z.) Ltd	New Zealand
99.	Techpac Holdings Limited	Bermuda
100.	Tech Pacific Asia Limited	British Virgin Islands
101.	Tech Pacific (H.K.) Limited	Hong Kong
102.	Tech Pacific Limited	Hong Kong
103.	First Tech Pacific Distributors Sdn Bhd	Malaysia
104.	Tech Pacific Inc.	Philippines
105.	Tech Pacific (Singapore) Ltd.	Singapore
106.	Tech Pacific Logistics Pte Ltd	Singapore
107.	Tech Pacific Holdings Pte Limited	Singapore
108.	Tech Pacific Mauritius Limited	Mauritius
109.	Techpac Mauritius Limited	Mauritius
110.	Surajami Investment & Trading Co. Ltd	India
111.	Ingram Micro India Limited	India
112.	Ingram Micro (India) Exports Pte Ltd	Singapore
113.	Ingram Micro (Hong Kong) Ltd	Hong Kong
114.	Ingram Micro Holdings (Australia) Pty Ltd	Australia
115.	Ingram Micro Pty Ltd	Australia
116.	Ingram Micro Australia Pty Ltd	Australia
117.	Electronic Resources Australia (Qld) Pty Ltd	Australia
118.	Electronic Resources Australia (Vic) Pty Ltd	Australia
119.	Techpac Holdings (Australia) Pty Ltd	Australia
120.	Tech Pacific Holdings Pty Limited	Australia
121.	Tech Pacific Australia Pty Ltd	Australia
122.	Ingram Micro Lanka (Private) Limited	Sri Lanka
123.	Tech Pacific (Thailand) Co., Ltd	Thailand
124.	TP Holdings Limited	Bermuda

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